SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129
(Address of principal executive offices) (Zip Code)

(812) 283-0724
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders of First Savings Financial Group, Inc. (the “Company”) was held on February 15, 2011.

(b)	The final vote results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are duly elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Michael F. Ludden	1,290,929	74,800	641,043
Larry W. Myers	1,301,781	63,948	641,043
Vaughn K. Timberlake	1,289,724	76,005	641,043

2.
The ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011 was ratified by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS
1,886,957	117,466	2,349

There were no broker non-votes regarding this proposal.

3.	A resolution to approve the compensation of the Company’s named executive officers was approved by stockholders by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS
1,280,834	39,074	45,821

There were 641,043 broker non-votes regarding this proposal.

4.	The results of the non-binding advisory vote with respect to the frequency of the advisory vote on the compensation of the Company’s named executive officers were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS
1,262,905	42,278	37,207	23,339

There were 641,043 broker non-votes regarding this proposal.

(c)	Not applicable.

(d)
Subject to the transition period available to smaller reporting companies, the Company has determined to include in its proxy materials the shareholder advisory vote on the compensation of its named executive officers on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2011	By: /s/ Anthony A. Schoen Anthony A. Schoen Chief Financial Officer